Exhibit 99.1
                              [CBL LETTERHEAD]


Contact:   Katie Knight
           Director, Investor Relations
           (423) 855-0001

            CBL & ASSOCIATES PROPERTIES REPORTS THIRD QUARTER RESULTS

      o Increases 2004 FFO guidance to a range of $5.14 to $5.19 per share
      o Declares 12.1% increase in common dividend - third consecutive double-digit annual increase
      o Same center NOI improves by 4.1 % in the third quarter
      o Same store sales increase 4.0% year-to-date
      o FFO per share up 12.1% for the third quarter 2004

CHATTANOOGA, Tenn. (November 4, 2004) CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the third quarter and nine months ended September 30, 2004. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this release.

       Net income available to common shareholders was $19,764,000 in the third quarter 2004 compared with $20,225,000 in the third quarter 2003, representing a decline of 2.3%. Net income available to common shareholders per diluted share was $0.62 in the third quarter 2004 compared with $0.65 in the third quarter 2003, representing a decline of 4.6%. This decline is primarily attributable to an increase in depreciation expense in the third quarter of 2004, resulting from the acquisition of ten malls since September 30, 2003. Net income available to common shareholders increased 11.9% to $71,661,000 for the nine months ended September 30, 2004, from $64,023,000 for the nine months ended September 30, 2003. On a diluted per share basis, net income available to common shareholders for the nine months ended September 30, 2004, increased 9.7% to $2.26 compared with $2.06 in the prior-year period.

       Funds from operations (FFO) increased 14.3% to $75,235,000 for the third quarter of 2004 from $65,801,000 for the third quarter of 2003. FFO per share on a diluted, fully converted basis increased 12.1% to $1.30 for the third quarter of 2004 from $1.16 in the prior-year period. Gains on sales of outparcels on a per diluted, fully converted share basis were negligible in the third quarter 2004, compared with $0.01 for the third quarter 2003. Gains on sales of non-operating real estate for the third quarter of 2004 were $0.02 per diluted, fully converted share compared with none for the prior-year period. FFO increased 6.5% to $213,633,000 for the nine months ended September 30, 2004, from $200,504,000 for the nine months ended September 30, 2003. FFO per share increased 5.6% on a diluted, fully converted basis in the nine months ended September 30, 2004, to $3.74 from $3.54 per share in the prior-year period. Gains on sales of outparcels for the nine months ended September 30, 2004, were $0.04 per diluted, fully converted share compared with $0.08 for the prior-year period. Gains on sales of non-operating real estate for the nine months ended September 30, 2004, were $0.02 per diluted, fully converted share compared with none for the prior-year period.

HIGHLIGHTS
|X| Effective with the fourth quarter of 2004, the regular quarterly cash dividend for the Company's common stock will be increased 12.1% to $0.8125 per share from $0.725 per share. The increase represents an annualized dividend distribution of $3.25 per share and marks our third consecutive double-digit annual common dividend increase.

|X| Total revenues increased 19.3% in the third quarter 2004 to $194,227,000 from $162,859,000 in the prior-year period. Revenues increased 11.2% in the nine months ended September 30, 2004, to $543,127,000 from $488,585,000 in the comparable period a year ago. Third quarter 2004 revenues include $701,000 in lease termination fees received from tenants compared with $528,000 in the

                                     -MORE-

CBL Reports Third Quarter Results
Page 2
November 4, 2004


              prior-year period. Revenues for the nine months ended September 30, 2004, include $3,300,000 in lease termination fees compared with $2,094,000 in the prior-year period.

|X| Same center net operating income for the portfolio improved in the third quarter of 2004 by 4.1% compared with a 1.1% increase for the prior-year period. Same center net operating income for the nine-month period ended September 30, 2004, increased by 1.9% compared with an increase of 2.0% for the prior year period.

|X| Same-store sales for mall tenants of 10,000 square feet or less for stabilized malls as of September 30, 2004, increased 4.0% for those tenants who have reported year-to-date sales compared with 0.4% for the prior-year period.

|X| The debt-to-total-market capitalization ratio as of September 30, 2004, was 48.2% based on the common stock closing price of $60.95 and a fully converted common stock share count of 56,850,502 as of the same date. The debt-to-total-market capitalization ratio as of September 30, 2003, was 46.9% based on the common stock closing price of $49.90 and a fully converted common stock share count of 55,433,565 as of the same date.

|X| Variable rate debt of $862,830,016 represents 12.2% of the total market capitalization for the Company and 25.2% of the Company's total consolidated and unconsolidated debt.

       CBL's chairman and chief executive officer, Charles B. Lebovitz, said, "We noted earlier in the year that our active acquisition and development programs should position us for strong financial performance in the second half of this year. Despite the loss of revenue due to tenant bankruptcies, we have achieved better-than-expected NOI growth at our properties. Our disciplined acquisition strategy is yielding immediate accretion with additional upside potential going forward. Our development strategy has produced new projects and expansions of 2.1 million square feet currently under construction. The renovation of more than 15 malls since 2001 has enhanced our ability to attract more productive tenants.

       "We are pleased that our strong performance to date in 2004 and an optimistic outlook for 2005 have positioned us to declare a double-digit increase in our common dividend for the third consecutive year. We believe we have the right strategy to continue to create unique and accretive growth opportunities through our current development program, a growing pipeline of new developments and additional acquisition opportunities. We will continue to put these strategies to work for our shareholders in 2005 and beyond."

PORTFOLIO OCCUPANCY*

                                                       September 30,
                                            ----------------------------------
                                                2004                  2003
                                            -------------        -------------
Portfolio occupancy:                            92.4%                91.4%
  Mall portfolio                                92.7%                91.7%
    Stabilized malls (64)                       92.7%                92.1%
    Non-stabilized malls (3)                    91.3%                80.2%
Associated centers (26)                         90.4%                91.8%
Community centers (13)                          93.2%                88.6%

* Figures exclude the community centers that were contributed in Phases I & II of the Galileo joint venture transaction.

ACQUISITIONS
       On July 28, 2004, the Company acquired the 1,128,747-square-foot Monroeville Mall in the eastern Pittsburgh suburb of Monroeville, PA, from Turnberry Associates for total consideration of $231.6 million. The acquisition included the mall, a 229,588-square-foot associated center known as the Annex, and a 75,832-square-foot open-air expansion wing known as the Village. For the nine months ended September 30, 2004, we have acquired a total of eight properties for an aggregate purchase price of $700.4 million.

                                     -MORE-

CBL Reports Third Quarter Results
Page 3
November 4, 2004


PROPERTY SALES
       In September 2004, the Company contributed Coastal Way - Phase III, the 22,200 square foot phase of the Coastal Way community center located in Spring Hill, FL, to its joint venture with Galileo America and recognized a gain of $1.3 million, which is included in third quarter 2004 FFO. In addition, Keystone Crossing, located in Tampa, FL, was sold for a gain of $325,000, which is reflected as a gain in discontinued operations.

OUTLOOK AND GUIDANCE
       Based on today's outlook and the Company's third quarter results, management has increased its projection for 2004 net operating income to a range of 2.0% to 2.5%. The Company now expects FFO for 2004 to be in the range of $5.14 to $5.19 per diluted, fully converted common share for the year compared with its previous projection in the range of $4.98 to $5.03 per diluted, fully converted common share. Our guidance does not include future expectations of gains to FFO resulting from outparcel sales, lease termination fees or acquisitions. The Company expects to issue its guidance for 2005 when it reports results for the fourth quarter in early February 2005.

                                                                          Low      High
                                                                         -----    -----
2004 FFO guidance previously provided - July 29, 2004                    $4.98    $5.03
Third quarter 2004 lease termination fees                                 0.01     0.01
Third quarter gain on sales of non-operating real estate                  0.02     0.02
Contribution from increased NOI projection                                0.05     0.05
Additional accretion from acquisitions and developments to date           0.08     0.08
                                                                         -----    -----
Revised FFO guidance for 2004                                            $5.14    $5.19
                                                                         =====    =====

                                                                          Low      High
                                                                         -----    -----
Expected diluted earnings per common share                               $3.03    $3.08
      Adjust to fully converted shares from common shares                (1.34)   (1.37)
                                                                         -----    -----
    Expected earnings per diluted, fully converted common share           1.69     1.71
      Add: depreciation and amortization                                  2.54     2.54
      Less:  gains on sales of operating properties                      (0.43)   (0.43)
      Add: minority interest in earnings of Operating Partnership         1.34     1.37
                                                                         -----    -----
Expected FFO per diluted, fully converted common share                   $5.14    $5.19
                                                                         =====    =====

INVESTOR CONFERENCE CALL AND SIMULCAST
       CBL & Associates Properties, Inc. will conduct a conference call at 10:00 am EST on November 5, 2004, to discuss the third quarter results. The number to call for this interactive teleconference is 913-981-5507. A seven-day replay of the conference call will be available by dialing 719-457-0820 and entering the passcode 593421. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

       To receive the CBL & Associates Properties, Inc., third quarter earnings release and supplemental information please visit our website at www.cblproperties.com or contact Investor Relations at 423-490-8292.

       The Company will also provide an online Web simulcast and rebroadcast of its 2004 third quarter earnings release conference call. The live broadcast of CBL's quarterly conference call will be available online at the Company's Web site at www.cblproperties.com, as well as www.streetevents.com, www.fulldisclosure.com and www.vcall.com on November 5, 2004, beginning at 10:00 a.m. EST. The online replay will follow shortly after the call and continue through November 19, 2004.

NON-GAAP FINANCIAL MEASURES

Funds From Operations
       FFO is a widely used measure of the operating performance of real estate companies that supplements net income determined in accordance with generally accepted accounting principles ("GAAP"). The National Association of Real Estate Investment Trusts defines FFO as net income (computed in accordance with GAAP) excluding gains or losses on sales of operating properties, plus depreciation

                                     -MORE-

CBL Reports Third Quarter Results
Page 4
November 4, 2004

and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO provides an additional indicator of the operating performance of the Company's properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets decline predictably over time. Since values of well-maintained real estate assets have historically risen or fallen with market conditions, the Company believes that FFO enhances investors' understanding of the Company's operating performance.

       FFO does not represent cash flow from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income for purposes of evaluating the Company's operating performance or to cash flow as a measure of liquidity.

Same-Center Net Operating Income
       Net operating income ("NOI") is a supplemental measure of the operating performance of the Company's shopping centers. The Company defines NOI as operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs). Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

       Since NOI includes only those revenues and expenses related to the continuing operations of its shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations.

Pro Rata Share of Debt
       The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding minority investors' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

       CBL & Associates Properties, Inc. is one of the top five owners of shopping centers in North America and the largest owner of malls and shopping centers in the Southeast, ranked by GLA owned. CBL owns, holds interests in or manages 164 properties, including 67 enclosed regional malls. The properties are located in 27 states and total 69.4 million square feet including 2.0 million square feet of non-owned shopping centers managed for third parties. CBL has eight projects under construction totaling approximately 2.1 million square feet including one regional mall - Imperial Valley Mall in the Imperial Valley region of California, an open-air shopping center in Southaven (Memphis, TN), MS, three community centers and three expansions. In addition to its office in Chattanooga, TN, CBL has a regional office in Boston (Waltham), MA. Additional information can be found at www.cblproperties.com.

       Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference therein, for a discussion of such risks and uncertainties.

                                     -MORE-

CBL Reports Third Quarter Results
Page 5
November 4, 2004


                        CBL & Associates Properties, Inc.
                      Consolidated Statements of Operations
               (Unaudited; in thousands, except per share amounts)

                                                         Three Months Ended           Nine Months Ended
                                                            September 30,               September 30,
                                                      -----------------------       ----------------------
                                                          2004        2003             2004         2003
                                                      -----------  ----------       ----------   ---------
 REVENUES:
 Minimum rents                                        $ 121,300     $ 105,987       $ 344,177    $ 312,757
 Percentage rents                                         2,289         2,228          10,457        9,749
 Other rents                                              2,084         1,623           7,326        5,413
 Tenant reimbursements                                   60,183        48,208         158,989      145,980
 Management, development and leasing fees                 2,868         1,221           6,379        3,946
 Other                                                    5,503         3,592          15,799       10,740
                                                      -----------  ----------       ----------   ---------
 Total revenues                                         194,227       162,859         543,127      488,585
                                                      -----------  ----------       ----------   ---------

 EXPENSES:
 Property operating                                      31,702        24,361          85,813       76,347
 Depreciation and amortization                           38,023        28,286         103,754       82,065
 Real estate taxes                                       15,486        13,087          42,787       39,762
 Maintenance and repairs                                 11,337         9,606          31,825       29,708
 General and administrative                               8,280         7,228          24,505       20,225
 Other                                                    5,681         2,703          13,636        7,359
                                                      -----------  ----------       ----------   ---------
 Total expenses                                         110,509        85,271         302,320      255,466
                                                      -----------  ----------       ----------   ---------
 Income from operations                                  83,718        77,588         240,807      233,119
 Interest income                                            836           639           2,422        1,805
 Interest expense                                       (46,042)      (38,038)       (129,274)    (113,330)
 Loss on extinguishment of debt                               -             -               -         (167)
 Gain on sales of real estate assets                      1,522           837          26,302        4,933
 Equity in earnings of unconsolidated affiliates          1,407           922           6,953        3,410
 Minority interest in earnings:
 Operating partnership                                  (16,624)      (17,235)        (59,498)     (55,851)
 Shopping center properties                                (974)         (597)         (4,033)      (2,011)
                                                      -----------  ----------       ----------   ---------
 Income before discontinued operations                   23,843        24,116          83,679       71,908
 Operating income of discontinued operations                 12           159             385          614
 Gain on discontinued operations                            325           633             845        3,568
                                                      -----------  ----------       ----------   ---------
 Net income                                              24,180        24,908          84,909       76,090
 Preferred dividends                                     (4,416)       (4,683)        (13,248)     (12,067)
                                                      -----------  ----------       ----------   ---------
 Net income available to common shareholders          $  19,764    $   20,225       $  71,661    $  64,023
                                                      ===========  ==========       ==========   =========
 Basic per share data:
 Net income before discontinued operations,
    net of preferred divends                          $    0.63    $     0.65       $    2.30    $    2.00
 Discontinued operations                                   0.01          0.02            0.04         0.14
                                                      -----------  ----------       ----------   ---------
 Net income available to common shareholders          $    0.64    $     0.67       $    2.34    $    2.14
                                                      ===========  ==========       ==========   =========
 Weighted average common shares outstanding              30,770        30,022          30,565       29,879

 Diluted per share data:
 Net income before discontinued operations,
   net of preferred divends                           $    0.61    $     0.62       $    2.22    $    1.93
 Discontinued operations                                   0.01          0.03            0.04         0.13
                                                      -----------  ----------       ----------   ---------
 Net income available to common shareholders          $    0.62    $     0.65       $    2.26    $    2.06
                                                      ===========  ==========       ==========   =========
 Weighted average common and potential dilutive
    common shares outstanding                            31,983        31,301          31,777       31,070

                               -MORE-

CBL Reports Third Quarter Results
Page 6
November 4, 2004


 The Company's calculation of FFO is as follows (in thousands, except per share data):

                                                                     Three Months Ended           Nine Months Ended
                                                                       September 30,               September 30,
                                                                  -----------------------     ------------------------
                                                                     2004         2003            2004          2003
                                                                  ---------    ----------     -----------   ----------

 Net income available to common shareholders                      $ 19,764      $ 20,225        $ 71,661     $ 64,023
 Add:
 Depreciation and amortization from consolidated properties         38,023        28,286         103,754       82,065
 Depreciation and amortization from unconsolidated affiliates        1,862           982           4,605        3,001
 Depreciation and amortization from discontinued operations              3           105              51          338
 Minority interest in earnings of operating partnership             16,624        17,235          59,498       55,851
 Less:
 Gain on disposal of operating real estate assets                     (200)            -         (23,765)           -
 Minority investors' share of depreciation and amortization           (302)         (282)           (899)        (823)
 Gain on disposal of discontinued operations                          (325)         (633)           (845)      (3,568)
 Depreciation and amortization of non-real estate assets              (214)         (117)           (427)        (383)
                                                                  ---------    ----------     -----------   ----------
 Funds from operations                                            $ 75,235      $ 65,801       $ 213,633    $ 200,504
                                                                  =========    ==========     ===========   ==========

 Funds from operations applicable to Company shareholders         $ 40,876      $ 35,527       $  75,735    $ 107,889
                                                                  =========    ==========     ===========   ==========
 Basic per share data:
 Funds from operations                                            $   1.33      $   1.18       $    3.82    $    3.61
                                                                  =========    ==========     ===========   ==========
Weighted average common shares outstanding with operating
  partnership units fully converted                                 56,624        55,605          55,949       55,528
 Diluted per share data:
 Funds from operations                                            $   1.30      $   1.16       $    3.74    $    3.54
                                                                  =========    ==========     ===========   ==========
Weighted average common and potential dilutive common shares
  outstanding with operating partnership units fully converted      57,837        56,884          57,161       56,719

 SUPPLEMENTAL FFO INFORMATION:

 Lease termination fees                                           $    736      $    528       $   3,336    $   2,101
    Lease termination fees per share                              $   0.01      $   0.01       $    0.06    $    0.04

 Straight-line rental income                                      $    965      $  1,077       $   2,207    $   3,300
    Straight-line rental income per share                         $   0.02      $   0.02       $    0.04    $    0.06

 Gains on outparcel sales                                         $     42      $    837       $   2,078    $   4,814
    Gains on outparcel sales per share                            $      -      $   0.01       $    0.04    $    0.08

 Amortization of above- and below-market leases                   $  1,139      $     17       $   2,381    $      82
    Amortization of above- and below-market leases per share      $   0.02      $      -       $    0.04    $       -

 Amortization of debt premiums                                    $  1,584      $      -       $   3,720    $       -
    Amortization of debt premiums per share                       $   0.03      $      -       $    0.07    $       -

 Gain on sales of non operating properties                        $  1,313      $      -       $   1,313    $       -
    Gain on sales of non operating properties per share           $   0.02      $      -       $    0.02    $       -

                                     -MORE-

CBL Reports Third Quarter Results
Page 7
November 4, 2004


Same-Center Net Operating Income
(Dollars in thousands)

                                                                   Three Months Ended     Nine Months Ended
                                                                      September 30,         September 30,
                                                                 ---------------------  --------------------
                                                                    2004      2003        2004      2003
                                                                 ---------- ----------  --------- ----------

Net income                                                         $ 24,180  $ 24,908    $ 84,909  $ 76,090

Adjustments:
Depreciation and amortization                                        38,023    28,286     103,754    82,065
Depreciation and amortization from unconsolidated affiliates          1,862       982       4,605     3,001
Depreciation and amortization from discontinued operations                3       105          51       338
Minority investors' share of depreciation and amortization in
   shopping center properties                                          (302)     (282)       (899)     (823)
Interest expense                                                     46,042    38,038     129,274   113,330
Interest expense from unconsolidated affiliates                       1,658     2,083       4,734     6,230
Interest expense from discontinued operations                             -        13          20        39
Minority investors' share of interest expense in
   shopping center properties                                          (348)     (363)     (1,049)   (1,088)
Loss on extinguishment of debt                                            -         -           -       167
Loss on extinguishment of debt in discontinued operations                 -         -          53         -
Abandoned projects expense                                            1,629        46       3,314       153
Gain on sales of real estate assets                                  (1,522)     (837)    (26,302)   (4,933)
Gain on sales of real estate assets of unconsolidated affiliates          -         -        (592)        -
Minority interest in earnings of Operating Partnership               16,624    17,235      59,498    55,851
Gain on discontinued operations                                        (325)     (633)       (845)   (3,568)
                                                                 ---------- ----------  --------- ----------
Operating Partnership's share of total NOI                          127,524   109,581     360,525   326,852
General and administrative expenses                                   8,280     7,228      24,505    20,225
Management fees and non-property level revenues                      (3,567)   (4,676)    (11,067)   (7,320)
                                                                 ---------- ----------  --------- ----------
Operating Partnership's share of property NOI                       132,237   112,133     373,963   339,757
NOI of non-comparable centers                                       (30,144)  (14,083)    (65,137)  (36,666)
                                                                 ---------- ----------  --------- ----------
Total same center NOI                                             $ 102,093  $ 98,050    $ 308,826 $303,091
                                                                 ========== ==========  ========= ==========

Malls                                                             $  92,061  $ 89,082   $ 278,139  $276,813
Associated centers                                                    4,554     4,576      14,767    13,486
Community centers                                                     3,321     2,539       7,807     7,222
Other                                                                 2,157     1,853       8,113     5,570
                                                                 ---------- ----------  --------- ----------
Total same center NOI                                             $ 102,093  $ 98,050    $ 308,826 $303,091
                                                                 ========== ==========  ========= ==========

Percentage Change:
Malls                                                                  3.3%                  0.5%
Associated centers                                                    -0.5%                  9.5%
Community centers                                                     30.8%                  8.1%
Other                                                                 16.4%                 45.7%
                                                                 -----------            ----------
Total same center NOI                                                  4.1%                  1.9%
                                                                 ===========            ==========

                                     -MORE-

CBL Reports Third Quarter Results
Page 8
November 4, 2004


Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

                                                                                     September 30, 2004
                                                                   -----------------------------------------------------
                                                                      Fixed Rate       Variable Rate        Total
                                                                   ------------------  ---------------------------------
Consolidated debt                                                        $ 2,489,892      $ 804,656         $ 3,294,548
Minority investors' share of consolidated debt                               (53,144)             -             (53,144)
Company's share of unconsolidated affiliates' debt                           118,588         58,174             176,762
                                                                   ------------------  -------------  ------------------
Company's share of consolidated and unconsolidated debt                  $ 2,555,336      $ 862,830         $ 3,418,166
                                                                   ==================  =============  ==================
Weighted average interest rate                                                 6.46%          2.83%               5.54%
                                                                   ==================  =============  ==================

                                                                                     September 30, 2003
                                                                   -----------------------------------------------------
                                                                      Fixed Rate       Variable Rate        Total
                                                                   ------------------  -------------  ------------------
Consolidated debt                                                        $ 2,233,582      $ 384,634         $ 2,618,216
Minority investors' share of consolidated debt                               (19,720)             -             (19,720)
Company's share of unconsolidated affiliates' debt                            37,543         58,806              96,349
                                                                   ------------------  -------------  ------------------
Company's share of consolidated and unconsolidated debt                  $ 2,251,405      $ 443,440         $ 2,694,845
                                                                   ==================  =============  ==================
Weighted average interest rate                                                 6.78%          2.33%               6.05%
                                                                   ==================  =============  ==================


Debt-To-Total-Market Capitalization Ratio as of September 30, 2004 (In thousands, except stock price)

                                                                        Shares
                                                                      Outstanding      Stock Price (1)      Value
                                                                   ------------------  -------------  ------------------
Common stock and operating partnership units                                  56,851     $  60.95           $ 3,465,068
8.75% Series B Cumulative Redeemable Preferred Stock                           2,000     $  50.00               100,000
7.75% Series C Cumulative Redeemable Preferred Stock                             460     $ 250.00               115,000
                                                                                                      ------------------
Total market equity                                                                                           3,680,068
Company's share of total debt                                                                                 3,418,166
                                                                                                      ------------------
Total market capitalization                                                                                 $ 7,098,234
                                                                                                      ==================
Debt-to-total-market capitalization ratio                                                                         48.2%
                                                                                                      ==================

(1) Stock price for common stock and operating partnership units equals the closing price of the common stock on September 30, 2004. The stock price for the preferred stock represents the face value of each respective series of preferred stock.

Reconciliation of Shares and Operating Partnership Units Outstanding (In thousands)

                                                           Three Months Ended                  Nine Months Ended
                                                              September 30,                      September 30,
                                                    ---------------------------------  ---------------------------------
2004:                                                  Basic            Diluted           Basic            Diluted
                                                    -------------  ------------------  -------------  ------------------
Weighted average shares - EPS                             30,770              31,983         30,565              31,777
Weighted average operating partnership units              25,854              25,854         25,384              25,384
                                                    -------------  ------------------  -------------  ------------------
Weighted average shares- FFO                              56,624              57,837         55,949              57,161
                                                    =============  ==================  =============  ==================

2003:
Weighted average shares - EPS                             30,022              31,301         29,879              31,070
Weighted average operating partnership units              25,583              25,583         25,649              25,649
                                                    -------------  ------------------  -------------  ------------------
Weighted average shares- FFO                              55,605              56,884         55,528              56,719
                                                    =============  ==================  =============  ==================

Dividend Payout Ratio                                      Three Months Ended                 Nine Months Ended
                                                             September 30,                      September 30,
                                                    ---------------------------------  ---------------------------------
                                                        2004             2003              2004             2003
                                                    -------------  ------------------  -------------  ------------------
Dividend per share                                       $ 0.725             $ 0.655        $ 2.175             $ 1.965
FFO per diluted, fully converted share                    $ 1.30              $ 1.16         $ 3.74              $ 3.54
                                                    -------------  ------------------  -------------  ------------------
Dividend payout ratio                                      55.8%               56.5%          58.2%               55.5%
                                                    =============  ==================  =============  ==================

                                     -MORE-

CBL Reports Third Quarter Results
Page 9
November 4, 2004


Consolidated Balance Sheets
(Preliminary and unaudited,  in thousands)

                                                        September 30,   December 31,
                                                             2004           2003
                                                        -------------  -------------
 ASSETS
 Real estate assets:
 Land                                                    $   626,550     $   578,310
 Buildings and improvements                                4,389,275       3,678,074
                                                         -----------     -----------
                                                           5,015,825       4,256,384
 Less: accumulated depreciation                             (549,099)       (467,614)
                                                         -----------     -----------
                                                           4,466,726       3,788,770
 Real estate assets held for sale                             67,610          64,354
 Developments in progress                                    102,176          59,096
                                                         -----------     -----------
 Net investment in real estate                             4,636,512       3,912,220
 Cash, restricted cash and cash equivalents                   27,238          20,332
 Cash in escrow                                                    -          78,476
 Receivables:
 Tenant, net of allowance                                     37,232          42,165
 Other                                                        11,009           3,033
 Mortgage notes receivable                                    35,116          36,169
 Investment in unconsolidated affiliates                      76,046          96,450
 Other assets                                                 94,783          75,465
                                                         -----------     -----------
                                                         $ 4,917,936     $ 4,264,310
                                                         ===========     ===========
 LIABILITIES AND SHAREHOLDERS' EQUITY
 Mortgage and other notes payable                        $ 3,292,186     $ 2,709,348
 Mortgage notes payable on real estate assets
    held for sale                                              2,362          28,754
 Accounts payable and accrued liabilities                    185,593         161,477
                                                         -----------     -----------
 Total liabilities                                         3,480,141       2,899,579
                                                         -----------     -----------
 Commitments and contingencies
 Minority interests                                          605,164         527,431
                                                         -----------     -----------
 Shareholders' equity:
 Preferred stock, $.01 par value                                  25              25
 Common stock, $.01 par value                                    312             303
 Additional paid-in capital                                  810,171         817,613
 Deferred compensation                                        (3,295)         (1,607)
 Retained earnings                                            25,418          20,966
                                                         -----------     -----------
 Total shareholders' equity                                  832,631         837,300
                                                         -----------     -----------
                                                         $ 4,917,936     $ 4,264,310
                                                         ===========     ===========

The balance sheet above is preliminary as of the date of this report. Please refer to the Company's Quarterly Report on Form 10-Q when filed for a complete balance sheet as of September 30, 2004.